Exhibit 10.1

EXECUTION VERSION

CONSENT, FORBEARANCE AND AMENDMENT AGREEMENT

This CONSENT, FORBEARANCE AND AMENDMENT AGREEMENT, dated as of August 31, 2017 (this “Agreement”), is made by and among ALLIQUA BIOMEDICAL, INC., a Delaware Corporation (the “Borrower”), AQUAMED TECHNOLOGIES, INC., a Delaware corporation (the “Guarantor”; the Borrower and the Guarantor are each also referred to herein individually as a “Loan Party” and collectively as the “Loan Parties”) and PERCEPTIVE CREDIT HOLDINGS, L.P., a Delaware limited partnership (the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Credit Agreement and Guaranty, dated as of May 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower proposes to Dispose of the Disposed Assets (as defined in Exhibit A hereto) pursuant to the Asset Purchase Agreement dated as of August 31, 2017 between the Borrower and Argentum Medical, LLC (the “Purchaser”; such Asset Purchase Agreement, the “Purchase Agreement”; and such proposed Disposition, the “Proposed Disposition”);

WHEREAS, the Net Cash Proceeds to be received by the Borrower upon Disposition of the Disposed Assets will not be less than $3,300,000;

WHEREAS, the Proposed Disposition is currently prohibited by Section 8.9 of the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lender provide its consent to the Proposed Disposition and, subject to the terms and provisions hereof, the Lender is willing to provide such consent.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

Article I
definitions

SECTION 1.1.          Certain Terms. The following terms (whether or not highlighted in bold and/or italics) when used in this Agreement, including its preamble, recitals and exhibits, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Action” is defined in Exhibit A.

“Agreement” is defined in the preamble.

“Agreement Effective Date” is defined in Article V.

“Borrower” is defined in the preamble.

“Business” is defined in Exhibit A.

“Cash” is defined in Exhibit A.

“Contract” is defined in Exhibit A.

“Credit Agreement” is defined in first recital.

“Disposed Assets” is defined in Exhibit A.

“Excluded Assets” is defined in Exhibit A.

“Governmental Authority” is defined in Exhibit A.

“Guarantor” is defined in the preamble.

“Healthcare Laws” is defined in Exhibit A.

“HIPAA” is defined in Exhibit A.

“Intellectual Property” is defined in Exhibit A.

“Law” is defined in Exhibit A.

“Lender” is defined in the preamble.

“Loan Party” is defined in the preamble.

“Order” is defined in Exhibit A.

“Proposed Disposition” is defined in the second recital.

“Purchase Agreement” is defined in the second recital.

“Purchaser” is defined in the second recital.

“Specified Defaults” is defined in Section 3.1(a).

“Tax” is defined in Exhibit A.

“Tax Return” is defined in Exhibit A.

“Termination Date” is defined in Section 3.1(b).

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Article II
CONSENT, ETC.

SECTION 2.1.          Consent. Notwithstanding the prohibition of the Proposed Disposition under Section 8.9 of the Credit Agreement and the terms and provisions of Sections 3.2(c) and 3.4 of the Credit Agreement, the Lender hereby consents to the Borrower’s Proposed Disposition; provided that simultaneously with the closing of the Proposed Disposition, an amount equal to $1,650,000 shall be paid directly to the Lender on the Closing Date (as defined in the Purchase Agreement) and applied as follows:

(a)          $1,617,647 shall be used to prepay a portion of the outstanding principal amount of the Loan, pursuant to Section 3.2(b) of the Credit Agreement;

(b)          $32,353 shall be used to pay the Early Prepayment Fee in connection with the amount prepaid in clause (a) above, pursuant to Section 3.2(h) of the Credit Agreement;

provided, further, that the balance of the Net Cash Proceeds from such Disposition after the application of clauses (a) and (b) above will be applied as set forth in Section 3.4 of the Credit Agreement. Notwithstanding Section 3.7(b) of the Credit Agreement, Interest accrued on the Loan, including Interest accrued as of the Closing Date (as defined in the Purchase Agreement) on the principal amount to be prepaid pursuant to this Agreement, shall be payable in cash on the last day of the Interest Period ending on August 31, 2017 pursuant to Section 3.7(c) of the Credit Agreement.

SECTION 2.2.          Payment Instructions. On the Closing Date (as defined in the Purchase Agreement) the amounts described in Sections 2.1(a) and (b) hereof shall be paid to the Lender by wire transfer of immediately available funds to the following account of the Lender:

Bank: Bank of America, N.A. NY
ABA: 026-009-593 or SWIFT: BOFAUS3N
A/C Name: Merrill Lynch Professional Clearing Corp., New York, NY
A/C: 6550213525
FFC: Perceptive Credit Holdings, LP
A/C: 143-36315-D4

SECTION 2.3.          Release of Liens. Following the Lender’s receipt of the amounts described in Sections 2.1(a) and (b) hereof in immediately available funds on the Closing Date (as defined in the Purchase Agreement) as described in Section 2.2 hereof, (i) the Lender’s Liens and security interests on the Disposed Assets are and shall be deemed to have automatically and unconditionally be released and terminated and (ii) the Lender shall take such actions reasonably requested by the Borrower to release the Liens on the Disposed Assets, including the filing of UCC-3 termination statements and intellectual property releases to be filed with the U.S. Patent and Trademark Office and U.S. Copyright Office, and other releases, terminations and satisfactions of Lender’s Liens and security interests with respect to such Disposed Assets, in each case at the sole cost and expense of the Borrower (including attorneys’ fees and expenses).

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Article III
FORBEARANCE, ETC.

SECTION 3.1.          Forbearance, etc.

(a)          The Borrower acknowledges and agrees that a Default has occurred and is continuing as a result of the Borrower’s failure to comply with (i) Section 8.4(a) of the Credit Agreement as of the date hereof and (ii) Section 8.4(b) of the Credit Agreement as of each of (w) September 30, 2016, (x) December 31, 2016, (y) March 31, 2017 and (z) June 30, 2017 (such Defaults being herein referred to as the “Specified Defaults”). The Lender hereby agrees that, with respect to the Specified Defaults (but only the Specified Defaults), it will refrain and forebear from exercising or pursuing any rights or remedies under the Credit Agreement or otherwise (including imposing a default rate of interest in respect of the Specified Defaults pursuant to Section 3.6 of the Credit Agreement) or any other Loan Document until (but only until) the Termination Date. Any term or provision hereof to the contrary notwithstanding, the Lender is not waiving any of its rights or remedies with respect to the Specified Defaults or any other Default, but instead is simply agreeing not to take remedial action with respect to the Specified Defaults until the Termination Date.

(b)          The “Termination Date” means the earlier of (i) October 13, 2017 and (ii) the date when the Lender becomes aware that any other Default (other than any Specified Default) has occurred and is continuing. Upon the occurrence of the Termination Date, the Lender may, with respect to any or all of the Specified Defaults, pursue any rights and remedies available to it under the Credit Agreement or any other Loan Document, or pursuant to law or otherwise, with respect to any Defaults that have then occurred and are outstanding (including the Specified Defaults), including, but not limited to, declaring all or any portion of the outstanding principal amount of the Loan and other Obligations to be immediately due and payable, imposing a default rate of interest in respect of the Obligations in accordance with Section 3.6 of the Credit Agreement, or pursuing any or all other rights and remedies of the Lender as a secured party under the UCC, the Pledge and Security Agreement or any other Loan Document.

(c)          Notwithstanding any provision of this Agreement or any Loan Document to the contrary, each Loan Party hereby acknowledges and agrees that, due to the occurrence and ongoing continuance of the Specified Defaults, the re-investment option set forth in Section 3.4 of the Credit Agreement is not available to any Loan Party, and no Loan Party may re-invest or use any Net Cash Proceeds of any Disposition or Event of Loss as would otherwise be permitted under Section 3.4 of the Credit Agreement if no Default or Event of Default had occurred and was continuing; provided that the re-investment option set forth in Section 3.4 of the Credit Agreement shall be available to the Loan Parties for re-investing the Net Cash Proceeds from the Proposed Disposition in excess of $1,650,000 after the Lender has received payment of the amounts described in Section 2.1 hereof.

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Article IV
AMENDMENTS TO CREDIT AGREEMENT

The provisions of the Credit Agreement referred to below are hereby amended in accordance with this Article IV.  Except as expressly so amended, the parties hereto expressly acknowledge and agree that all other terms and provisions of the Credit Agreement and each other Loan Document shall continue in full force and effect without amendment or other modification of any type.

SECTION 4.1.          Amendment to Section 3.2(a). Upon the occurrence and effective on the Agreement Effective Date, Section 3.2(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

(a)          On the last Business Day of each calendar month commencing on January 31, 2018, the Borrower shall make a scheduled principal payment on the Loan of $225,000, with any remaining unpaid balance of the Loan being payable in cash on the Maturity Date.

Article V
conditions precedent

This Agreement shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lender (the date when all such conditions are so satisfied being the “Agreement Effective Date”)

SECTION 5.1.          Counterparts. The Lender shall have received counterparts of this Agreement executed on behalf of the Borrowers, the Guarantor, and the Lender.

SECTION 5.2.          Effective Date Certificate. The Lender shall have received a certificate, dated as of the Agreement Effective Date and duly executed and delivered by an Authorized Officer of the Borrower and each Guarantor certifying as to the matters set forth in Articles VI and VII hereof, in form and substance satisfactory to the Lender.

SECTION 5.3.          Purchase Agreement. (a) The Purchase Agreement shall be in form and substance reasonably satisfactory to the Lender and (b) the Borrower and the Lender shall have entered into such Purchase Agreement.

SECTION 5.4.          Consummation of Proposed Disposition. The Proposed Disposition shall have been consummated in accordance with the terms of the Purchase Agreement and all applicable laws, rules and regulations, without any amendment or waiver that is materially adverse to the interests of the Lender.

SECTION 5.5.          Receipt of Net Cash Proceeds. The Lender shall have received on the Closing Date (as defined in the Purchase Agreement) a portion of the Net Cash Proceeds equal to $1,650,000 resulting from the Proposed Disposition as described in Sections 4.1 and 4.2 hereof.

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SECTION 5.6.          Costs and Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to Section 11.3 of the Credit Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Lender), if then invoiced, together with any other fees separately agreed to by the Borrower and the Lender, such fees, costs and expenses; provided, however, that the Borrower shall be not be required to reimburse the Lender for fees and expenses of Morrison & Foerster LLP in excess of $8,000.

SECTION 5.7.          Satisfactory Legal Form, etc. All legal matters incident to the effectiveness of this Agreement shall be reasonably satisfactory to the Lender and its counsel.

Article VI
Representations and Warranties

To induce the Lender to enter into this Agreement, each Loan Party represents and warrants to the Lender as set forth below.

SECTION 6.1.          Validity, etc. This Agreement and the Credit Agreement (after giving effect to this Agreement) each constitutes the legal, valid and binding obligation of each Loan Party, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 6.2.          Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to, this Agreement the following statements shall be true and correct:

(a)          the representations and warranties set forth in each Loan Document (as defined in the Credit Agreement) shall, in each case, be, in the case of representations and warranties qualified as to knowledge, materiality, Material Adverse Effect (as defined in the Credit Agreement) or any similar qualification, true and correct in all respects, and, in the case of those representations and warranties that are not so qualified, in all material respects, with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)          no Default (other than the Specified Defaults) shall have then occurred and be continuing.

Article VII
Confirmation

SECTION 7.1.          Reaffirmation. Each Loan Party hereby consents to this Agreement and hereby agrees that, after giving effect to this Agreement, each Loan Document to which it is a party, and all Obligations thereunder (including the guarantees made pursuant to Article X of the Credit Agreement), are and shall continue to be in full force and effect and the same are hereby ratified in all respects.

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SECTION 7.2.          Validity, etc. Each Loan Party hereby represents and warrants, as of the Agreement Effective Date, that immediately after giving effect to this Agreement, each Loan Document, in each case as modified by this Agreement (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Loan Party, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Article VIII
Miscellaneous

SECTION 8.1.          No Waiver. The Lender’s agreement not to pursue its rights and remedies until the occurrence of the Termination Date as described in Section 3.1 herein is temporary and limited in nature. Except as expressly provided herein, (i) nothing contained herein shall be deemed to constitute a waiver of the Specified Defaults or any other Default or Event of Default or compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties and (ii) the Lender reserves all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.

SECTION 8.2.          Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 8.3.          Integration. This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

SECTION 8.4.          Cross-References; Headings. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement. Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

SECTION 8.5.          Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including Article XI thereof and all rules of interpretation set forth in Article I thereof.

SECTION 8.6.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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SECTION 8.7.          Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.8.          Governing Law. This AGREEMENT shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 8.9.          Full Force and Effect. The Loan Parties each jointly and severally agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and shall continue to be, and shall remain, in full force and effect in all respects.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ALLIQUA BIOMEDICAL, INC.,

By:	/s/ Brian Posner
Name: Brian Posner
Title: CFO

GUARANTOR:

AQUAMED TECHNOLOGIES, INC.,

By:	/s/ Brian Posner
Name: Brian Poser
Title: CFO

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LENDER:

PERCEPTIVE CREDIT HOLDINGS, LP

By Perceptive Credit Opportunities GP, LLC,
its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

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Exhibit A

to Consent, Forbearance and Amendment Agreement

EXHIBIT A

DEFINITION OF “DISPOSED ASSETS” AND RELATED DEFINITIONS

1. “Disposed Assets” means all of the assets owned, leased or licensed by or to the Borrower (wherever located) that are primarily used in, or primarily related to, the Business, except for the Excluded Assets. The Disposed Assets include all of the Borrower’s right, title and interest in and to the following that are used in, or related to, the Business:

(a)          Assumed Contracts. All Contracts set forth on Schedule 1.1(a) hereto (collectively, the “Assumed Contracts”);

(b)          Inventories. All products, parts, supplies, materials and other inventories (wherever located), as of the Closing Date (as defined in the Purchase Agreement) and to the extent primarily relating to the Business, including all raw materials, work in process and finished goods inventories, and specifically including those items described on Schedule 1.1(b) hereto (the “Inventories”);

(c)          Books and Records. Those books and records primarily related to the Disposed Assets set forth on Schedule 1.1(c) hereto (the “Acquired Records”);

(d)          Marketing Materials. All email contact lists and any other marketing data and other information related to the Business;

(e)          Intellectual Property. All worldwide right, title and interest in the names “TheraBond”, “TheraBond 3D”, “SilverTrak”, “SilverTrak Technology”, “TheraBond Antimicrobial Barrier Systems”, “TheraBond 3D Antimicrobial Barrier Systems”, “Choice Therapeutics”, “Choice Source Therapeutics” or any derivation thereof, the logos primarily relating to such names and the other Intellectual Property described on Schedule 1.1(e) hereto (the “Business Intellectual Property”);

(f)          Permits. All registrations, licenses, permits, registrations, certifications, variances, waivers, interim permits, permit applications, approvals or other authorizations under any Law (the “Permits”), including without limitation, pre-market approvals, clearances, marketing authorizations or other approvals issued or obtained under any Healthcare Laws (the “Healthcare Permits”), obtained by the Borrower or any Professional that are exclusively used in, or exclusively related to, the Business;

(g)          Causes of Action. All rights, claims or causes of action of the Borrower against third parties in respect of any of the Disposed Assets described in clauses (a) through (f) above; provided, however, that such claims or rights shall not include any claims, causes of action, defenses and rights of offset or counterclaim relating to the Excluded Assets; and

(h)          Other Assets. All other assets not specifically enumerated in this definition of “Disposed Assets” but otherwise solely and primarily related to the operation of the Business.

2. “Action” means any (a) Order, suit, litigation, proceeding, hearing, arbitration, action, settlement agreement, corporate integrity agreement or audit or (b) claim, charge, complaint, demand, investigation or dispute.

3. “Business” means the silver-based, antimicrobial business and TheraBond and TheraBond 3D product lines of the Borrower.

4. “Cash” means for the Borrower, as of any date of determination, the aggregate amount of unencumbered cash of the Borrower.

5. “Contract” means any contract, lease, commitment, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument, plan or license.

6. “Excluded Assets” means the following assets retained by the Borrower that are not being sold or assigned to the Purchaser under the Purchase Agreement:

(a)          Excluded Contracts. All Contracts to which the Borrower is a party or by which the Borrower is bound (other than the Assumed Contracts);

(b)          Cash. All Cash, bank accounts and lockboxes;

(c)          Records. Other than the Acquired Records, all records and other protected business information of the Borrower;

(d)          Insurance Policies. All insurance policies of the Borrower and prepaid expenses associated therewith;

(e)          Corporate Records. The Borrower’s certificate of incorporation, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, all of the Borrower’s Tax Returns and books and records relating to the Borrower’s Tax Returns or otherwise relating to Tax matters of the Borrower, for all periods and other documents relating to the organization, maintenance, and existence of the Borrower as a corporation;

(f)          Rights Under Agreement. Any of the rights of the Borrower under the Purchase Agreement (or under any other agreement between the Borrower on the one hand and the Purchaser on the other hand entered into on or after the date of the Purchase Agreement);

(g)          Tax Refunds. All rights and interest in any refund of Taxes to the extent such refund of Taxes is for the benefit of the Borrower;

(h)          Accounts Receivable. All accounts receivable, trade receivable, notes receivable and other receivables of the Borrower;

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(i)          Real Property. All of the Borrower’s right, title and interest in and to any owned real property and any leased real property;

(j)          Vehicles. All lift trucks, boom trucks, tractors, delivery trucks and other trucks, trailers automobiles and other vehicles to the extent related to the Business.

(k)          Deposits and Prepaid Items. All deposits and advances, prepaid expenses and other prepaid items of the Borrower, but not including any prepaid Taxes; and

(l)          Other Excluded Assets. All of the Borrower’s right, title and interest in and to all of its other assets (except for the Disposed Assets).

7. “Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government entities established to perform such functions.

8. “Healthcare Laws” means mean any and all applicable Laws, Actions, and Orders relating to the regulation of the health care industry, including to the extent applicable any of the following: (a) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute) (b) any joint federal or state health care or health insurance program, including, Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); (c) TRICARE, 10 U.S.C. § 1071 et seq.; (d) the Ethics in Patient Referrals Act or “STARK” law, as amended, 42 U.S.C. § 1395nn, (e) the Federal Health Care Program Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (f) the Federal False Claims Act (31 U.S.C. §§ 3729-3733), (g) the Federal Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), (h) the Federal Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), (i) the Federal Civil Monetary Penalties Law (42 U.S.C. §§ 1320a-7a and 1320a-7b), (j) the Exclusion Laws (42 U.S.C. § 1320a-7), (k) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and any similar state laws and regulations; (l) HIPAA and similar applicable federal and state laws; (m) the Patient Protection and Affordable Care Act (Pub. L. 11-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 11-152); (n) United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq., and the applicable regulations promulgated thereunder; (o) the Federal Trade Commission Act, 15 U.S.C. § 41 et seq. and the rules, regulations and directives promulgated thereunder; (p) any other state or federal law, rule or regulation issued by any Governmental Authority which regulates kickbacks, fee-splitting, patient or program charges, claims submissions, reimbursement, recordkeeping, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded or debarred from government health care programs, quality, safety, privacy, security, licensure or any other aspect of providing health care; and (q) any state, local, international, or foreign equivalents to any of the foregoing.

9. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, and their implementing regulations.

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10. “Intellectual Property” means all worldwide (a) trade names, trademarks, service marks, certification marks, trade dress, Internet domain names and social media accounts, all applications and registrations for any of the foregoing, all renewals and extensions thereof and all goodwill of the Business associated with any of the foregoing (“Trademarks”); (b) patents, utility models and industrial design registrations and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions and renewals; (c) works of authorship and copyrights, including software and databases, all applications and registrations for the foregoing, all renewals and extensions thereof and all moral rights associated with any of the foregoing; (d) trade secrets and proprietary information, including confidential and proprietary information and know-how, inventions (whether or not patentable), invention disclosures, algorithms, designs, drawings, prototypes, business methods, processes, discoveries, ideas, formulae, manufacturing techniques, specifications, and engineering data, (e) all moral and economic rights of authors or inventors, however denominated, (f) any similar or equivalent rights to any of the foregoing throughout the world, (g) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (h) all rights to sue and recover damages for past, present and future infringement, misappropriation or other violations of any of the foregoing.

11. “Law” means any law, statute, regulation, ordinance, rule, rule of common law, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority, including state, federal and foreign criminal and civil laws and/or related regulations.

12. “Order” means any judgment, order, direction, decree, stipulation, injunction, writ, charge or other restriction of any Governmental Authority.

13. “Tax” means any federal, state, local, or foreign taxes, charges, fees, duties, levies, or other assessments, including gross income, net income, gross receipts, net receipts, capital gains, gross proceeds, net proceeds, ad valorem, profits, license, payroll, employment, excise, severance, stamp, lease, occupation, equalization, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property (whether tangible or intangible), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, charges or fees of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

14. “Tax Return” means any return (including estimated), declaration, report, claim for refund, or information return or statement relating to Taxes, filed, or to be filed, with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

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